Exhibit 99.3

November 2, 2009

Re:	World Monitor Trust II – Series D
World Monitor Trust II – Series F
Diversified Futures Trust I
Futures Strategic Trust
(collectively, the “Funds”)

THIS LETTER AND THE ACCOMPANYING INFORMATION MEMORANDUM ARE FOR INFORMATIONAL PURPOSES ONLY. YOU DO NOT NEED TO TAKE ANY ACTIONS TO PARTICIPATE IN THE TRANSACTIONS DESCRIBED HEREIN.

Dear Investor,

You are currently an investor in one or more of the above Funds. Each Fund currently allocates all of its assets to KMP Futures Fund I LLC (“KMP Futures Fund” and formerly known as WCM Pool LLC), a Delaware limited liability company that serves as a trading vehicle for which Winton Capital Management Limited (“Winton”) serves as the sole commodity trading advisor.

In an effort to reduce administrative costs and introduce economies of scale that we believe will be beneficial to all investors in the Funds, Kenmar Preferred Investments Corp. (“Kenmar Preferred”), the managing owner and commodity pool operator of each Fund, has determined to dissolve each Fund effective close of business on December 31, 2009, and simultaneously therewith, make an in-kind distribution to each investor of each investor’s pro rata interest in KMP Futures Fund.

The investment objective and strategy to which you originally subscribed remains unchanged and all material terms relevant to your new ownership interest in KMP Futures Fund will be at least as favorable as your current investment(s) in the Fund(s), including: management fees payable to Kenmar Preferred; expenses; expense cap; redemption dates; redemption notice period; and indemnification. Moreover, Kenmar Preferred has determined that any difference in each Fund’s (and, in turn, each investor’s) loss carryforward in KMP Futures Fund as of December 31, 2009 will be immaterial; as a result, and to reduce administrative costs, Kenmar Preferred has determined to allocate the loss carryforward equally based on each investor’s pro rata interest in KMP Futures Fund.

As a result of this transaction,

•	You will no longer own units in the Fund(s), but rather you will receive a distribution of your pro rata interest in KMP Futures Fund;

•

You will receive a December 31, 2009, statement from the Fund(s) reflecting the redemption of your units from the Fund(s) and a January 1, 2009, statement from KMP Futures Fund reflecting your direct ownership interest in KMP Futures Fund as of January 1, 2010; and

•	You will receive an IRS Form K-1 from the Fund(s) for 2009 and thereafter (2010 and beyond) you will receive a Form K-1 from KMP Futures Fund.

KMP Futures Fund filed a Form 10 registration statement with the Securities and Exchange Commission (“SEC”) which, upon effectiveness of the registration statement, will make it a reporting company pursuant to the Securities Exchange Act of 1934 (the “1934 Act”) requiring that it file Form 10Qs, 10Ks, and 8Ks, as necessary. The Funds currently file such reports with

900 King Street, Suite 100 • Rye Brook, NY 10573 • Tel: 914.307.7000 • www.kenmar.com • Email: info@kenmar.com

NEW YORK	VIRGINIA	SINGAPORE

2	November 2, 2009

the SEC but will case filing such reports as of December 31, 2009. Moreover, as a commodity pool, KMP Futures Fund will be subject to the record keeping and reporting requirements of the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”). As such, beginning in 2010, KMP Futures Fund will be required to file (i) quarterly reports on Form 10Q (including unaudited financial statements) with the SEC, (ii) annual reports on Form 10K (including audited financial statements) with the SEC, (iii) periodic reports on Form 8K (as necessary) with the SEC, and (iv) an annual report (including audited financial statements) with the CFTC and NFA. The documents filed with the SEC will be available on the SEC’s website located at www.sec.gov.

To accomplish this transaction,

•

Kenmar Preferred will dissolve the Funds as of December 31, 2009, and de-register the units of the Funds so that they are no longer subject to the reporting requirements of the SEC and CFTC as of that date;

•	As of December 31, 2009, the Funds will make an in-kind distribution to each investor of each investor’s pro rata interest in KMP Futures Fund; and

•

The limited liability company operating agreement of KMP Futures Fund will be amended and restated (the “LLC Operating Agreement”) to reflect the changes necessary for KMP Futures Fund to serve as a direct investment vehicle rather than an aggregate trading vehicle.

In advance of effecting the foregoing changes we have consulted with the Funds’ tax counsel and tax accountants, each of whom has advised us that the transaction should not be considered a taxable event to investors. As a result, we do not believe that investors will be adversely affected in any respect by this transaction. Nonetheless, you should discuss this matter with your own tax advisor.

We attach for your convenience an Information Memorandum that contains information regarding KMP Futures Fund and the interest you will be acquiring, including information regarding: Winton and its trading program and principals; risk factors and conflicts of interest; Kenmar Preferred and its principals; summaries of the LLC Operating Agreement and other material contracts; tax information; ERISA information; and information regarding reports to be delivered to investors. Please carefully review the Information Memorandum in its entirety, including the LLC Operating Agreement that is attached thereto. We also recommend that you review the Form 10 that has been filed with the SEC today with respect to KMP Futures Fund and which is available at www.sec.gov.

You are reminded of your right to redeem your interest in the Fund(s) as provided in each Fund’s Trust Agreement. Please note that due to the timing of the holidays, redemption requests for the December 31, 2009 redemption date must be properly completed, signature guaranteed and received by the Managing Owner no later than December 22, 2009 to be effective.

We appreciate your continued investment in the Fund(s) and KMP Futures Fund and believe that the transaction described herein is in the best interests of all unitholders. Should you have any questions, please do not hesitate to contact Kenmar Preferred’s Investor Service Department at 914.307.4000 or by e-mail at USfunds@kenmar.com.

Sincerely,

KENMAR PREFERRED INVESTMENTS CORP.,
Managing Owner of the Funds

Enclosure

900 King Street, Suite 100 • Rye Brook, NY 10573 • Tel: 914.307.7000 • www.kenmar.com • Email: info@kenmar.com

NEW YORK	VIRGINIA	SINGAPORE